Law Offices of Richard Rossi, P.A.

August 5, 2002

Symphony Telecom Corp.

Re: SEC Registration Statement on Form S-8
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This firm ("Firm") has been engaged as counsel for Symphony Telecom Corp
("Company"), in connection with its proposed registration, under the Securities
Act of 1933, as amended (the "Act"), of Shares of its Common Stock under a Stock
Plan, to compensate for employee and consulting services, by a filing of a
Registration Statement under Form S-8 to which this opinion is a part, to be filed with the U.S. Securities and Exchange Commission ("Commission").

In connection with rendering the opinion as set forth below, the Firm has reviewed and examined originals or copies, of, among other things, the following:

     1.   Articles of Incorporation of the Company, and any amendments;
     2.   By-laws of the Company, and any amendments;
     3.   certification of corporate resolutions by the Board of Directors relating to the issuance of Common Stock for services;
     4.   the Stock Plan; and
     5.   The Company's Registration Statement on Form S-8 and exhibits thereto as filed with the Commission.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all persons, the authenticity of all documents submitted to the Firm as originals, the conformity with the original documents of all documents submitted to the Firm as certified or photo static copies, and the authenticity of the originals of such copies and the truth of all information supplied us. We have further assumed, among other things, that the recipients of the Shares will have completed the required services, and/or provided considerations required under the terms of such related agreements acceptable to the Board of Directors and that any Shares to be issued will have been registered in accordance with the Act, absent the application of an exemption from registration, prior to the issuance of such Shares. We have not independently investigated or verified any matter whatsoever, including assumption, or representation. Based upon the foregoing and in reliance thereof, it is our opinion that, subject to the limitations set forth herein, the Shares to be issued will paid, legally issued shares.

This opinion is expressly limited in scope to the Shares enumerated herein which are to be expressly covered by the referenced Registration Statement and does not cover any subsequent issuances of shares, if any, pertaining to other services (such transactions are required to be included in either a new
Registration Statement or a Post-Effective Amendment to the Registration
Statement including updated opinions concerning the validity of issuance of such shares, and other items), nor does this opinion extend to any other issue.

This opinion is limited (we express no opinion with respect to the laws of any jurisdiction). We consent to your filing this opinion with the Commission as an exhibit to the Registration Statement on Form S-8. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion is based representations to this firm, and upon our assumptions as to application of the law and facts as of the date hereof, including, without limitation, that the Shares are to be supplied under the direction of the Board of Directors for bona fide services of consultants, and in no way for capital raising or stock promotion. We assume no duty to communicate with you with respect to any matters which come to our attention hereafter.

Sincerely yours,

/s/ LAW OFFICES OF RICHARD ROSSI, P.A.